AT THE COMPANY:                                                        AT FINANCIAL RELATIONS BOARD:
John K. Schmidt                                                                 Leslie Loyet
Chief Operating Officer                                                     General Inquiries
Chief Financial Officer                                                        (312) 640-6672
(563) 589-1994                                                                     lloyet@frbir.com
jschmidt@htlf.com

FOR IMMEDIATE RELEASE
MONDAY, JULY 30, 2007

HEARTLAND FINANCIAL USA, INC. REPORTS SECOND QUARTER 2007 EARNINGS

Highlights

▪	Net interest margin exceeded 4.00 percent
▪	Average earning assets increased 12 percent over second quarter 2006
▪	Total loans increased $220.9 million or 11 percent compared to one year ago
▪	Recorded net charge-offs of $2.9 million
▪	Completed the sale of Rocky Mountain Bank’s Broadus branch
▪	Opened branch offices in New Mexico and Colorado

	Quarters Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net income (in millions)	$6.2	$6.2	$12.0	$10.7
Income from continuing operations (in millions)	4.6	6.0	10.3	10.2
Diluted earnings per share	0.37	0.37	0.72	0.64
Diluted earnings per share from continuing operations	0.28	0.36	0.62	0.61

Return on average assets	0.79%	0.87%	0.77%	0.76%
Return on average equity	11.72	13.10	11.45	11.34
Net interest margin	4.02	4.27	4.03	4.24

“Heartland’s second quarter performance indicated both positive trends and some challenges.  Maintaining our margin at 4.02 percent is very gratifying, as was steady growth in noninterest income and leveling off of noninterest expense growth.  Our current focus is to work toward bringing nonperforming loans back to Heartland’s historical norm.”-- Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA, Inc.

Dubuque, Iowa, July 30, 2007—Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported stable earnings for the second quarter of 2007. Net income of $6.2 million, or $0.37 per diluted share, for the quarter ended June 30, 2007, was consistent with net income of $6.2 million, or $0.37 per diluted share, earned during the second quarter of 2006.  Return on average equity was 11.72 percent and return on average assets was 0.79 percent for the second quarter of 2007, compared to 13.10 percent and 0.87 percent, respectively, for the same quarter in 2006.

Lynn B. Fuller, Heartland’s chairman, president and chief executive officer stated, “Heartland’s second quarter performance indicated both positive trends and some challenges.  Maintaining our margin at 4.02 percent is very gratifying, as was steady growth in noninterest income and leveling off of noninterest expense growth.  Our current focus is to work toward bringing nonperforming loans back to Heartland’s historical norm.”

Net income recorded for the first six months of 2007 was $12.0 million, or $0.72 per diluted share, an increase of $1.3 million or 12 percent over net income of $10.7 million, or $0.64 per diluted share, recorded during the first six months of 2006. Return on average equity was 11.45 percent and return on average assets was 0.77 percent for the first six months of 2007, compared to 11.34 percent and 0.76 percent, respectively, for the same period in 2006. During the first quarter of 2006, a pre-tax judgment of $2.4 million against Heartland and Wisconsin Community Bank was recorded as noninterest expense, while a $286,000 award under a counterclaim was recorded as a loan loss recovery. The net after-tax effect to net income for this one-time event was $1.3 million. Exclusive of this expense, Heartland’s net income for the first six months of 2006 was $12.0 million, or $0.72 per diluted share. Because of the non-recurring nature of this expense, management believes that this pro-forma presentation can help investors understand Heartland’s financial performance for the first six months of 2006.

The sale of Rocky Mountain Bank’s branch banking office in Broadus, Montana was completed on June 22, 2007.  Included in the sale were $20.9 million of loans and $30.2 million of deposits. The results of operations of the branch have been reflected on the income statement as discontinued operations for both the current and prior periods reported. Also included on the income statement as discontinued operations for the prior periods are the results of operations of ULTEA, Inc., Heartland’s fleet leasing subsidiary, which was sold to ALD Automotive on December 22, 2006. During the second quarter of 2007, income from discontinued operations included a $2.4 million pre-tax gain recorded as a result of the sale of the Broadus branch.

Income from continuing operations was $4.6 million, or $0.28 per diluted share, during the second quarter of 2007 compared to $6.0 million, or $0.36 per diluted share, during the second quarter of 2006. The decrease in earnings from continuing operations primarily resulted from a higher provision for loan losses, which was $4.3 million during the second quarter of 2007 compared to $1.5 million during the second quarter of 2006. This increase was due, in large part, to a charge-off of $1.6 million on one credit at Galena State Bank. For the six months ended June 30, 2007, income from continuing operations was $10.3 million, or $0.62 per diluted share, compared to $10.2 million, or $0.61 per diluted share, during the same period in 2006. The provision for loan losses for the six-month comparative period was $6.2 million during 2007 compared to $2.7 million during 2006. In addition to the significant charge-off during the second quarter of 2007, the provision for loan losses increased during 2007 as a result of loan growth, an increase in nonperforming loans and the impact historical losses have on the calculation of the adequacy of Heartland’s allowance for loan and lease losses.

Fuller commented, “From an income statement perspective, the gain on sale of the Broadus branch was largely offset by the additional loan loss provision expense taken during the second quarter.  Historically, our quarterly provision expense has been closer to $1.5 million rather than the $4.3 million provision taken this past quarter.”

Net Interest Margin Remains Strong; Net Interest Income Grows

Net interest margin, expressed as a percentage of average earning assets, was 4.02 percent during the second quarter of 2007 compared to 4.27 percent for the second quarter of 2006 and 4.04 percent for the first quarter of 2007.  Heartland’s continued expansion into the Western states of New Mexico, Montana, Arizona and Colorado, where net interest margins tend to be higher than those earned in Heartland’s Midwestern states, has been a contributing factor to the maintenance of the net interest margin above 4.00 percent. The percentage of Heartland’s assets in the West has grown from 40 percent at June 30, 2006, to 43 percent at June 30, 2007.

Net interest income on a tax-equivalent basis totaled $28.6 million during the second quarter of 2007, an increase of $1.5 million or 6 percent from the $27.1 million recorded during the second quarter of 2006.  For the six-month period during 2007, net interest income on a tax-equivalent basis was $56.4 million, an increase of $3.5 million or 7 percent from the $52.9 million recorded during the first six months of 2006. Contributing to these increases was the $308.9 million or 12 percent growth in average earning assets during the comparable quarterly periods and the $311.4 million or 12 percent growth in average earning assets during the first six months of 2007 compared to 2006.

Fuller added, “While we have seen a slight contraction, overall our margin remains solid and just above the 4.00 percent level.  This resulted from the pricing discipline being used at all of our subsidiary banks, which are focusing less on price and more on the unique value we bring to business and retail clients.”

On a tax-equivalent basis, interest income in the second quarter of 2007 totaled $55.4 million compared to $47.2 million in the second quarter of 2006, an increase of $8.2 million or 17 percent. For the first six months of 2007, interest income on a tax-equivalent basis increased $17.8 million or 20 percent over the same period in 2006. More than half of the loans in Heartland’s commercial and agricultural loan portfolios are floating rate loans, thus changes in the national prime rate impact interest income more quickly than if there were more fixed rate loans. Interest expense for the second quarter of 2007 was $26.8 million compared to $20.1 million in the second quarter of 2006, an increase of $6.7 million or 33 percent. On a six-month comparative basis, interest expense increased $14.2 million or 37 percent. Approximately 75 percent of Heartland’s certificate of deposit accounts will mature within the next twelve months at a weighted average rate of 4.84 percent.

Noninterest Income Rises Faster than Noninterest Expense Despite Investments in New Facilities

Noninterest income increased by $1.0 million or 14 percent during the second quarter of 2007 compared to the same quarter in 2006. The categories experiencing the largest increases were service charges and fees, trust fees, brokerage and insurance commissions and gains on sale of loans. For the first six months of 2007, noninterest income increased $1.7 million or 12 percent over the same period in 2006, primarily from trust fees, brokerage and insurance commissions and gains on sale of loans.

For the second quarter of 2007, noninterest expense increased $1.9 million or 8 percent in comparison with the same period in 2006. The largest component of noninterest expense, salaries and employee benefits, increased $1.5 million or 12 percent during the second quarter of 2007 in comparison to the second quarter of 2006. This growth in salaries and employee benefits expense was primarily due to additional staffing at Heartland’s operations center to provide support services to the growing number of bank subsidiaries, the formation and expansion of Summit Bank & Trust and the addition of offices at New Mexico Bank & Trust and Citizens Finance Co. For the six-month period ended June 30, 2007, noninterest expense increased $1.6 million or 3 percent when compared to the same six-month period in 2006. Exclusive of the $2.4 million judgment recorded during the first quarter of 2006, noninterest expense increased $4.0 million or 9 percent in comparison to the first six months of 2006. Again, the largest contributor to this increase was salaries and employee benefits which grew by $3.0 million or 12 percent during this six-month comparative period. In addition to staffing increases due to the expansion efforts, merit increases for all salaried employees are made on January 1 of each year. Total full-time equivalent employees increased to 1,004 at June 30, 2007, from 961 at June 30, 2006. Also included in salaries and employee benefits are the expenses related to stock options granted, which are usually awarded during the first quarter of each year. These expenses are recorded throughout the vesting period of the grants with a larger portion of the expense being recorded during the first quarter of the year due to early retirement provisions within the option agreements. Costs associated with the expansion efforts also contributed to increases in occupancy expense during the quarter and six-month comparative periods.

Fuller said, “Heartland continues to make strategic investments in future growth by expanding its banking franchise.  In the second quarter, New Mexico Bank & Trust opened a new office in Santa Fe and Summit Bank & Trust in Colorado opened its second banking office - now serving the Denver suburb of Thornton along with the Broomfield market.  Later in the third quarter, Arizona Bank & Trust will open a new office in Gilbert and Rocky Mountain Bank will open a second office in Billings, Montana.  Another new office is also in the works for New Mexico Bank & Trust in Albuquerque, scheduled to open in early 2008. In addition, we are continuing our de novo strategy, now focusing on the Twin Cities market in Minnesota.  Most likely, we will establish a loan production office followed by an application for a new state banking charter as we did in Colorado.”

Heartland’s effective tax rate was 32.53 percent for the second quarter of 2007 compared to 32.00 percent for the second quarter of 2006.  On a six-month comparative basis, Heartland’s effective tax rate was 31.83 percent during 2007 and 30.70 percent during 2006. Tax-exempt interest income as a percentage of pre-tax income was 18.62 percent during the second quarter of 2007 compared to 18.25 percent during the same quarter of 2006. For the six-month periods ended June 30, 2007 and 2006, tax-exempt income as a percentage of pre-tax income was 19.57 percent and 21.42 percent, respectively. The tax-equivalent adjustment for this tax-exempt interest income was $919,000 during the second quarter of 2007 compared to $912,000 during the same quarter in 2006. For the six-month comparative period, the tax-equivalent adjustment for tax-exempt interest income was $1.8 million for both 2007 and 2006. During both years, low-income housing tax credits were projected to total $225,000 for the year.

Loans and Deposits Continue to Increase Reflecting Expansion in Western Markets

At June 30, 2007, total assets had increased $96.2 million or 6 percent annualized since year-end 2006, primarily because of loan growth. Total loans and leases were $2.3 billion at June 30, 2007, an increase of $150.4 million or 14 percent annualized since year-end 2006. The sale of the Broadus branch of Rocky Mountain Bank included loans of $20.9 million. The growth in loans was nearly balanced between our Midwestern and Western markets. The Heartland subsidiary banks experiencing notable loan growth so far this year were Dubuque Bank and Trust Company, Wisconsin Community Bank, New Mexico Bank & Trust and Rocky Mountain Bank. The commercial and commercial real estate loan category grew by $154.3 million or 21 percent annualized. Included in this change was the reclassification of $28.3 million of commercial real estate loans at Wisconsin Community Bank from the loans held for sale portfolio to the loans held to maturity portfolio as management intends to hold those loans in its portfolio.

Total deposits at June 30, 2007, were $2.4 billion, an increase of $56.5 million or 5 percent annualized since year-end 2006. The sale of the Broadus branch of Rocky Mountain Bank included deposits of $30.2 million. Nearly all of the growth in deposits occurred in our banks located in our Western markets. Demand deposits experienced a $3.2 million or 2 percent annualized decline. Savings deposit balances also experienced an $18.0 million or 4 percent annualized decline. Included in the Broadus branch sale were $3.4 million in demand deposits and $10.6 million in savings deposits. In addition to the loss of deposits due to the branch sale, the decrease in savings deposit balances primarily resulted from the loss of one large deposit account at Dubuque Bank and Trust Company.  Time deposits, excluding brokered time deposits, increased $58.3 million or 11 percent annualized. Included in this Broadus branch sale were $16.2 million in time deposits. Brokered time deposit balances increased $19.4 million during the first six months of the year, primarily to replace the reduction in balances at Dubuque Bank and Trust Company and Rocky Mountain Bank. At June 30, 2007, brokered time deposits totaled $120.0 million or 5 percent of total deposits compared to $100.6 million or 4 percent of total deposits at year-end 2006.

“Our westward expansion activity continues to gather momentum as we step closer toward our goal of an equal distribution of assets between our Midwestern and Western banks.  At mid-year, the ratio of our assets stood at 57 percent in our Midwestern markets and 43 percent in our Western markets,” Fuller commented.

Credit Quality Remains High Despite Increase in Nonperforming Loans

The allowance for loan and lease losses at June 30, 2007, was 1.42 percent of loans and 172 percent of nonperforming loans, compared to 1.40 percent of loans and 356 percent of nonperforming loans at December 31, 2006. Nonperforming loans were $19.1 million or 0.83 percent of total loans and leases at June 30, 2007, compared to $8.4 million or 0.39 percent of total loans and leases at December 31, 2006. The increase in nonperforming loans during the second quarter of 2007 was primarily the result of three nonperforming loans at Wisconsin Community Bank totaling $10.0 million. A majority of the $4.0 million in outstanding balances on two of these loans is covered by government guarantees. Because of the net realizable value of collateral, guarantees and other factors, management expects losses on Heartland’s nonperforming loans during the last half of the year to be more in line with our prior historical experience.

Added Fuller, “In terms of credit quality, we have never taken our eye off the ball.  It’s more likely that a shift in the economy in some of our markets along with possible fraud is responsible for some of the impact.  Going forward, our banks have been instructed to work out of weaker credits and shift our focus to deposit growth at this phase in the credit cycle.”

Conference Call Details

Heartland will host a conference call for investors at 3:00 p.m. CDT today. To participate, dial 800-218-9073 at least five minutes before start time, or log onto www.htlf.com. If you are unable to participate on the call, a replay will be available through August 6, 2007, by dialing 800-405-2236, code 11093081, or by logging onto www.htlf.com.

About Heartland Financial USA:

Heartland Financial USA, Inc. is a $3.2 billion diversified financial services company providing banking, mortgage, wealth management, insurance and consumer finance services to individuals and businesses. The Company currently has 56 banking locations in 38 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana and Colorado. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement

This release, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to Heartland’s financial condition, results of operations, plans, objectives, future performance and business.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as believe, expect, anticipate, plan, intend, estimate, may, will, would, could, should or similar expressions.  Additionally, all statements in this release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following:  (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii)  the loss of key executives or employees; (viii)  changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results, is included in its filings with the Securities and Exchange Commission.

-FINANCIAL TABLES FOLLOW-

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended		For the Six Months Ended
	6/30/2007	6/30/2006	6/30/2007	6/30/2006
Interest Income
Interest and fees on loans and leases	$47,748	$40,824	$93,306	$78,186
Interest on securities and other:
Taxable	5,267	3,991	10,564	7,874
Nontaxable	1,443	1,469	2,901	2,897
Interest on federal funds sold	-	41	-	100
Interest on deposits in other financial institutions	8	7	18	12
Total Interest Income	54,466	46,332	106,789	89,069
Interest Expense
Interest on deposits	19,550	14,668	37,848	27,595
Interest on short-term borrowings	3,970	2,316	7,781	4,174
Interest on other borrowings	3,240	3,151	6,563	6,195
Total Interest Expense	26,760	20,135	52,192	37,964
Net Interest Income	27,706	26,197	54,597	51,105
Provision for loan and lease losses	4,268	1,484	6,194	2,659
Net Interest Income After Provision for Loan and Lease Losses	23,438	24,713	48,403	48,446
Noninterest Income
Service charges and fees	2,855	2,700	5,426	5,269
Loan servicing income	1,040	1,058	2,035	2,038
Trust fees	2,055	1,741	4,176	3,558
Brokerage and insurance commissions	845	510	1,338	889
Securities gains, net	147	229	272	361
Gain (loss) on trading account securities	46	(25)	87	8
Gains on sale of loans	856	577	1,447	1,127
Income on bank owned life insurance	317	230	617	519
Other noninterest income	(68)	87	306	221
Total Noninterest Income	8,093	7,107	15,704	13,990
Noninterest Expense
Salaries and employee benefits	14,210	12,696	28,379	25,418
Occupancy	2,010	1,787	3,937	3,545
Furniture and equipment	1,779	1,717	3,455	3,394
Outside services	2,368	2,557	4,637	4,681
Advertising	1,039	914	1,808	1,865
Other intangibles amortization	192	227	411	444
Other noninterest expenses	3,331	3,118	6,698	8,424
Total Noninterest Expense	24,929	23,016	49,325	47,771
Income Before Income Taxes	6,602	8,804	14,782	14,665
Income taxes	1,965	2,802	4,497	4,458
Income From Continuing Operations	4,637	6,002	10,285	10,207
Discontinued Operations
Income from operations of discontinued operations(1)	2,565	346	2,756	768
Income taxes	1,017	126	1,085	280
Income From Discontinued Operations	1,548	220	1,671	488
Net Income	$6,185	$6,222	$11,956	$10,695
Earnings per common share-basic	$0.38	$0.38	$0.72	$0.65
Earnings per common share-diluted	$0.37	$0.37	$0.72	$0.64
Earnings per common share from continuing operations-basic	$0.28	$0.36	$0.62	$0.62
Earnings per common share from continuing operations-diluted	$0.28	$0.36	$0.62	$0.61
Weighted average shares outstanding-basic	16,451,031	16,540,587	16,496,885	16,485,886
Weighted average shares outstanding-diluted	16,644,286	16,798,654	16,699,895	16,727,750

(1)Includes a gain of $2,442 on the sale of Rocky Mountain Bank’s Broadus branch during the second quarter of 2007

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HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended
	6/30/2007	3/31/2007	12/31/2006	9/30/2006	6/30/2006
Interest Income
Interest and fees on loans and leases	$47,748	$45,558	$44,738	$43,664	$40,824
Interest on securities and other:
Taxable	5,267	5,297	5,128	4,591	3,991
Nontaxable	1,443	1,458	1,445	1,441	1,469
Interest on federal funds sold	-	-	-	64	41
Interest on deposits in other financial institutions	8	10	6	4	7
Total Interest Income	54,466	52,323	51,317	49,764	46,332
Interest Expense
Interest on deposits	19,550	18,298	18,073	16,862	14,668
Interest on short-term borrowings	3,970	3,811	2,952	2,702	2,316
Interest on other borrowings	3,240	3,323	3,508	3,348	3,151
Total Interest Expense	26,760	25,432	24,533	22,912	20,135
Net Interest Income	27,706	26,891	26,784	26,852	26,197
Provision for loan and lease losses	4,268	1,926	(157)	1,381	1,484
Net Interest Income After Provision for Loan and Lease Losses	23,438	24,965	26,941	25,471	24,713
Noninterest Income
Service charges and fees	2,855	2,571	2,704	3,085	2,700
Loan servicing income	1,040	995	1,091	1,150	1,058
Trust fees	2,055	2,121	1,926	1,774	1,741
Brokerage and insurance commissions	845	493	532	450	510
Securities gains, net	147	125	125	67	229
Gain (loss) on trading account securities	46	41	80	53	(25)
Impairment loss on equity securities	-	-	-	(76)	-
Gains on sale of loans	856	591	611	551	577
Income on bank owned life insurance	317	300	382	250	230
Other noninterest income	(68)	374	8	197	87
Total Noninterest Income	8,093	7,611	7,459	7,501	7,107
Noninterest Expense
Salaries and employee benefits	14,210	14,169	12,518	13,039	12,696
Occupancy	2,010	1,927	1,918	1,828	1,787
Furniture and equipment	1,779	1,676	1,737	1,593	1,717
Outside services	2,368	2,269	2,450	2,273	2,557
Advertising	1,039	769	1,030	998	914
Other intangibles amortization	192	219	249	249	227
Other noninterest expenses	3,331	3,367	3,122	3,180	3,118
Total Noninterest Expense	24,929	24,396	23,024	23,160	23,016
Income Before Income Taxes	6,602	8,180	11,376	9,812	8,804
Income taxes	1,965	2,532	3,913	3,207	2,802
Income From Continuing Operations	4,637	5,648	7,463	6,605	6,002
Discontinued Operations
Income from operations of discontinued operations(1)	2,565	191	567	423	346
Income taxes	1,017	68	497	154	126
Income From Discontinued Operations	1,548	123	70	269	220
Net Income	$6,185	$5,771	$7,533	$6,874	$6,222
Earnings per common share-basic	$.38	$.35	$.46	$.42	$.38
Earnings per common share-diluted	$.37	$.34	$.45	$.41	$.37
Earnings per common share from continuingoperations-basic	$.28	$.34	$.45	$.40	$.36
Earnings per common share from continuingoperations-diluted	$.28	$.34	$.44	$.39	$.36
Weighted average shares outstanding-basic	16,451,031	16,542,876	16,531,998	16,521,527	16,540,587
Weighted average shares outstanding-diluted	16,644,286	16,760,688	16,784,656	16,775,749	16,798,654

(1)Includes a gain of $2,442 on the sale of Rocky Mountain Bank’s Broadus branch during the second quarter of 2007

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HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	6/30/2007	3/31/2007	12/31/2006	9/30/2006	6/30/2006
Assets
Cash and cash equivalents	$35,721	$62,232	$49,143	$45,483	$47,385
Securities	590,194	587,803	617,040	593,103	526,784
Loans held for sale	22,346	42,644	50,381	42,561	44,686
Loans and leases:
Held to maturity	2,298,256	2,224,097	2,147,845	2,122,156	2,077,393
Allowance for loan and lease losses	(32,738)	(31,545)	(29,981)	(30,684)	(29,941)
Loans and leases, net	2,265,518	2,192,552	2,117,864	2,091,472	2,047,452
Assets under operating lease	-	-	-	-	39,852
Premises, furniture and equipment, net	115,885	112,951	108,567	106,937	105,146
Goodwill	40,207	40,207	39,817	39,817	40,531
Other intangible assets, net	8,530	8,997	9,010	9,198	9,327
Cash surrender value on life insurance	33,810	33,698	33,371	32,962	33,386
Assets of discontinued operations held for sale	-	20,947	-	51,122	-
Other assets	42,205	34,329	33,049	40,934	40,762
Total Assets	$3,154,416	$3,136,360	$3,058,242	$3,053,589	$2,935,311

Liabilities and Stockholders’ Equity
Liabilities
Deposits:
Demand	$368,234	$360,744	$371,465	$367,133	$378,211
Savings	804,949	825,600	822,915	813,573	799,884
Brokered time deposits	119,958	118,151	100,572	147,669	155,079
Other time deposits	1,075,024	1,045,330	1,016,705	962,809	920,055
Total deposits	2,368,165	2,349,825	2,311,657	2,291,184	2,253,229
Short-term borrowings	274,141	304,342	275,694	239,531	229,723
Other borrowings	268,758	210,804	224,523	243,987	225,650
Liabilities of discontinued operations held for sale	-	32,086	-	47,424	-
Accrued expenses and other liabilities	31,709	27,453	36,657	29,480	35,251
Total Liabilities	2,942,773	2,924,510	2,848,531	2,851,606	2,743,853
Stockholders’ Equity	211,643	211,850	209,711	201,983	191,458
Total Liabilities and Stockholders’ Equity	$3,154,416	$3,136,360	$3,058,242	$3,053,589	$2,935,311

Common Share Data
Book value per common share	$12.88	$12.85	$12.65	$12.22	$11.59
FAS 115 effect on book value per common share	$(0.15)	$0.10	$0.05	$0.01	$(0.30)
Common shares outstanding, net of treasury stock	16,437,459	16,484,541	16,572,080	16,530,266	16,520,820

Tangible Capital Ratio(1)	5.35%	5.38%	5.46%	5.18%	5.02%

(1) Total stockholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights).

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	For the Quarters Ended		For the Six Months Ended
	6/30/2007	6/30/2006	6/30/2007	6/30/2006

Average Balances
Assets	$3,158,088	$2,883,367	$3,115,713	$2,840,791
Loans and leases, net of unearned	2,302,037	2,049,261	2,258,445	2,011,343
Deposits	2,348,386	2,137,116	2,309,532	2,105,495
Earning assets	2,857,840	2,548,918	2,823,964	2,512,570
Interest bearing liabilities	2,524,956	2,242,116	2,491,376	2,209,203
Stockholders’ equity	211,639	190,519	210,489	190,161
Tangible stockholders’ equity	169,641	150,842	168,605	151,366

Earnings Performance Ratios
Annualized return on average assets	0.79%	0.87%	0.77%	0.76%
Annualized return on average equity	11.72	13.10	11.45	11.34
Annualized return on average tangible equity	14.62	16.54	14.30	14.25
Annualized net interest margin(1)	4.02	4.27	4.03	4.24
Efficiency ratio(2)	68.17	67.72	68.62	71.82

(1)      Tax equivalent basis is calculated using an effective tax rate of 35%
(2)      Noninterest expense divided by the sum of net interest income and noninterest income less net security gains

	For the Quarters Ended
	6/30/2007	3/31/2007	12/31/2006	9/30/2006	6/30/2006

Average Balances
Assets	$3,158,088	$3,073,337	$3,051,995	$2,985,231	$2,883,367
Loans and leases, net of unearned	2,302,037	2,214,852	2,151,870	2,112,091	2,049,261
Deposits	2,348,386	2,270,678	2,263,567	2,229,536	2,137,116
Earning assets	2,857,840	2,790,087	2,716,768	2,644,161	2,548,918
Interest bearing liabilities	2,524,956	2,457,797	2,391,269	2,327,554	2,242,116
Stockholders’ equity	211,639	209,338	204,438	195,737	190,519
Tangible stockholders’ equity	169,641	167,566	162,053	152,755	150,842

Earnings Performance Ratios
Annualized return on average assets	0.79%	0.76%	0.98%	0.91%	0.87%
Annualized return on average equity	11.72	11.18	14.62	13.93	13.10
Annualized return on average tangible equity	14.62	13.97	18.44	17.85	16.54
Annualized net interest margin(1)	4.02	4.04	4.04	4.16	4.27
Efficiency ratio(2)	68.17	69.10	65.74	65.82	67.72

(1)      Tax equivalent basis is calculated using an effective tax rate of 35%
(2)      Noninterest expense divided by the sum of net interest income and noninterest income less net security gains

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HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and For	As of and For	As of and For	As of and For
	the Six Months	the Year	the Six Months	The Year
	Ended	Ended	Ended	Ended
	6/30/2007	12/31/2006	6/30/2006	12/31/2005
Loan and Lease Data
Commercial and commercial real estate	$1,638,076	$1,483,738	$1,421,228	$1,304,080
Residential mortgage	224,851	225,343	213,673	219,671
Agricultural and agricultural real estate	228,968	233,748	233,072	230,357
Consumer	198,496	194,652	193,008	181,019
Direct financing leases, net	11,983	14,359	20,051	21,586
Unearned discount and deferred loan fees	(4,118)	(3,995)	(3,639)	(3,647)
Total loans and leases	$2,298,256	$2,147,845	$2,077,393	$1,953,066

Asset Quality
Nonaccrual loans	$18,834	$8,104	$11,817	$14,877
Loans past due ninety days or more as to interest orprincipal payments	225	315	343	115
Other real estate owned	1,941	1,575	1,693	1,586
Other repossessed assets	367	349	329	471
Total nonperforming assets	$21,367	$10,343	$14,182	$17,049

Allowance for Loan and Lease Losses
Balance, beginning of period	$29,981	$27,791	$27,791	$24,973
Provision for loan and lease losses from continuingoperations	6,194	3,883	2,659	6,533
Provision for loan and lease losses from discontinuedoperations	-	(5)	(2)	31
Loans charged off	(4,404)	(3,989)	(1,792)	(4,579)
Recoveries	1,105	1,733	694	1,152
Reclass for unfunded commitments to other liabilities	-	-	-	(319)
Additions related to acquired bank	-	591	591	-
Reductions related to discontinued operations	(138)	(23)	-	-
Balance, end of period	$32,738	$29,981	$29,941	$27,791

Asset Quality Ratios
Ratio of nonperforming loans to total loans and leases	0.83%	0.39%	0.59%	0.77%
Ratio of nonperforming assets to total assets	0.68	0.34	0.48	0.60
Ratio of net loan chargeoffs to average loans and leases	0.14	0.11	0.05	0.18
Allowance for loan losses as a percent of loans andleases	1.42	1.40	1.44	1.42
Allowance for loan losses as a percent of nonperforming loans and leases loans and leases loans and leases	171.77	356.11	246.23	185.37

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HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Quarters Ended
	6/30/2007			6/30/2006
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$457,093	$5,267	4.62%	$392,465	$3,990	4.08%
Nontaxable(1)	130,592	2,191	6.73	132,467	2,262	6.85
Total securities	587,685	7,458	5.09	524,932	6,252	4.78
Interest bearing deposits	804	8	3.99	718	7	3.91
Federal funds sold	-	-	-	3,299	41	4.98
Loans and leases:
Commercial and commercial real estate(1)	1,619,230	32,244	7.99	1,418,541	26,795	7.58
Residential mortgage	247,491	4,208	6.82	222,014	3,640	6.58
Agricultural and agricultural real estate(1)	227,382	4,648	8.20	209,352	4,175	8.00
Consumer	195,322	5,146	10.57	185,570	4,638	10.02
Direct financing leases, net	12,612	189	6.01	13,784	208	6.05
Fees on loans	-	1,484	-	-	1,488	-
Less: allowance for loan and lease losses	(32,686)	-	-	(29,292)	-	-
Net loans and leases	2,269,351	47,919	8.47	2,019,969	40,944	8.13
Total earning assets	2,857,840	$55,385	7.77%	2,548,918	$47,244	7.43%
Nonearning Assets	300,248			334,449
Total Assets	$3,158,088			$2,883,367
Interest Bearing Liabilities
Interest bearing deposits
Savings	$822,832	$5,678	2.77%	$780,438	$4,549	2.34%
Time, $100,000 and over	290,014	3,556	4.92	211,052	2,079	3.95
Other time deposits	879,375	10,316	4.71	802,192	8,040	4.02
Short-term borrowings	319,584	3,970	4.98	223,688	2,316	4.15
Other borrowings	213,151	3,240	6.10	224,746	3,151	5.62
Total interest bearing liabilities	2,524,956	26,760	4.25	2,242,116	20,135	3.60
Noninterest Bearing Liabilities
Noninterest bearing deposits	356,165			343,434
Accrued interest and other liabilities	65,328			107,298
Total noninterest bearing liabilities	421,493			450,732
Stockholders’ Equity	211,639			190,519
Total Liabilities and Stockholders’ Equity	$3,158,088			$2,883,367
Net interest income(1)		$28,625			$27,109
Net interest spread(1)			3.52%			3.83%
Net interest income to total earning assets(1)			4.02%			4.27%
Interest bearing liabilities to earning assets	88.35%			87.96%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%.

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HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Six Months Ended
	6/30/2007			6/30/2006
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$465,742	$10,564	4.57%	$393,984	$7,874	4.03%
Nontaxable(1)	130,830	4,406	6.79	131,018	4,457	6.86
Total securities	596,572	14,970	5.06	525,002	12,331	4.74
Interest bearing deposits	642	18	5.65	572	12	4.23
Federal funds sold	-	-	-	4,358	100	4.63
Loans and leases:
Commercial and commercial real estate(1)	1,581,298	62,810	8.01	1,386,080	51,053	7.43
Residential mortgage	245,219	8,330	6.85	222,087	7,100	6.45
Agricultural and agricultural real estate(1)	224,508	9,078	8.15	206,633	8,120	7.92
Consumer	194,251	10,131	10.52	182,840	8,889	9.80
Direct financing leases, net	13,169	389	5.96	13,703	409	6.02
Fees on loans	-	2,911	-	-	2,834	-
Less: allowance for loan and lease losses	(31,695)	-	-	(28,705)	-	-
Net loans and leases	2,226,750	93,649	8.48	1,982,638	78,405	7.97
Total earning assets	2,823,964	$108,637	7.76%	2,512,570	$90,848	7.29%
Nonearning Assets	291,749			328,221
Total Assets	$3,115,713			$2,840,791
Interest Bearing Liabilities
Interest bearing deposits
Savings	$813,402	$11,111	2.75%	$766,287	$8,357	2.20%
Time, $100,000 and over	270,687	6,546	4.88	213,774	4,092	3.86
Other time deposits	873,802	20,191	4.66	789,132	15,146	3.87
Short-term borrowings	316,806	7,781	4.95	213,096	4,174	3.95
Other borrowings	216,679	6,563	6.11	226,914	6,195	5.51
Total interest bearing liabilities	2,491,376	52,192	4.22	2,209,203	37,964	3.47
Noninterest Bearing Liabilities
Noninterest bearing deposits	351,641			336,302
Accrued interest and other liabilities	62,207			105,125
Total noninterest bearing liabilities	413,848			441,427
Stockholders’ Equity	210,489			190,161
Total Liabilities and Stockholders’ Equity	$3,115,713			$2,840,791
Net interest income(1)		$56,445			$52,884
Net interest spread(1)			3.54%			3.82%
Net interest income to total earning assets(1)			4.03%			4.24%
Interest bearing liabilities to earning assets	88.22%			87.93%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%.

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HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA – SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of and For the Six Months Ended 6/30/2007	As of and For the Year Ended 12/31/2006	As of and For the Six Months Ended 6/30/2006	As of and For the Year Ended 12/31/2005
Total Assets
Dubuque Bank and Trust Company	$883,975	$843,282	$827,761	$833,885
New Mexico Bank & Trust	671,766	638,712	577,555	557,062
Wisconsin Community Bank	423,331	413,108	393,371	390,842
Rocky Mountain Bank	436,832	438,972	401,111	388,149
Galena State Bank and Trust Company	208,853	219,863	237,562	241,719
Riverside Community Bank	212,450	199,483	209,760	195,099
Arizona Bank & Trust	237,301	223,567	222,700	136,832
First Community Bank	119,483	118,010	117,249	121,337
Summit Bank & Trust	40,705	21,590	-	-
Total Deposits
Dubuque Bank and Trust Company	$618,630	$636,527	$624,125	$608,687
New Mexico Bank & Trust	473,438	437,708	429,968	388,935
Wisconsin Community Bank	337,323	336,015	317,334	311,436
Rocky Mountain Bank	324,151	335,053	320,845	306,967
Galena State Bank and Trust Company	178,110	178,388	189,077	179,437
Riverside Community Bank	171,209	162,319	161,468	153,791
Arizona Bank & Trust	194,806	176,438	168,800	118,959
First Community Bank	98,854	95,287	92,320	95,506
Summit Bank & Trust	23,534	6,514	-	-
Return on Average Assets
Dubuque Bank and Trust Company	1.26%	1.45%	1.50%	1.28%
New Mexico Bank & Trust	1.28	1.21	1.11	1.10
Wisconsin Community Bank	0.49	0.53	0.10	0.63
Rocky Mountain Bank	1.66	1.18	0.83	0.72
Galena State Bank and Trust Company	0.24	1.35	1.25	1.22
Riverside Community Bank	0.36	0.64	0.50	0.83
Arizona Bank & Trust	0.08	0.47	0.25	0.19
First Community Bank	1.35	1.01	0.99	1.00
Summit Bank & Trust	(3.09)	(6.31)	-	-
Net Interest Margin
Dubuque Bank and Trust Company	3.48%	3.61%	3.67%	3.48%
New Mexico Bank & Trust	4.76	5.05	5.17	4.75
Wisconsin Community Bank	3.62	3.83	3.95	3.75
Rocky Mountain Bank	4.73	5.16	5.24	4.93
Galena State Bank and Trust Company	3.50	3.45	3.37	3.43
Riverside Community Bank	3.62	3.71	3.80	3.76
Arizona Bank & Trust	4.90	4.92	4.85	5.03
First Community Bank	3.94	3.95	3.89	3.80
Summit Bank & Trust	6.17	6.98	-	-
Net Income (Loss)
Dubuque Bank and Trust Company	$5,438	$11,990	$6,103	$10,156
New Mexico Bank & Trust	4,106	6,873	2,990	5,565
Wisconsin Community Bank	1,005	2,109	198	2,444
Rocky Mountain Bank	3,683	4,840	1,610	2,757
Galena State Bank and Trust Company	259	3,167	1,495	2,808
Riverside Community Bank	361	1,252	479	1,608
Arizona Bank & Trust	90	902	193	199
First Community Bank	790	1,197	581	1,198
Summit Bank & Trust	(498)	(1,220)	-	-

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HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA – SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of 6/30/2007	As of 12/31/2006	As of 6/30/2006	As of 12/31/2005
Total Portfolio Loans
Dubuque Bank and Trust Company	$629,792	$581,166	$597,613	$575,293
New Mexico Bank & Trust	451,046	410,438	351,367	330,609
Wisconsin Community Bank	319,088	272,407	281,955	270,837
Rocky Mountain Bank	314,995	309,943	297,859	279,230
Galena State Bank and Trust Company	151,956	158,222	173,575	176,813
Riverside Community Bank	141,191	137,102	136,702	132,781
Arizona Bank & Trust	164,685	160,614	157,988	94,285
First Community Bank	83,687	81,498	78,046	83,506
Summit Bank & Trust	31,993	14,953	-	-
Allowance For Loan and Lease Losses
Dubuque Bank and Trust Company	$7,813	$7,235	$7,300	$7,376
New Mexico Bank & Trust	5,842	5,352	5,091	4,497
Wisconsin Community Bank	5,452	4,570	4,523	4,285
Rocky Mountain Bank	4,287	4,044	4,435	4,048
Galena State Bank and Trust Company	2,032	2,049	2,148	2,181
Riverside Community Bank	1,769	1,747	1,692	1,674
Arizona Bank & Trust	2,404	2,133	1,972	1,181
First Community Bank	1,099	1,182	1,161	1,191
Summit Bank & Trust	401	192	-	-
Nonperforming Loans
Dubuque Bank and Trust Company	$801	$1,216	$308	$2,745
New Mexico Bank & Trust	1,492	2,206	1,795	2,359
Wisconsin Community Bank	12,950	1,966	2,203	1,321
Rocky Mountain Bank	1,736	822	5,517	5,634
Galena State Bank and Trust Company	462	370	674	965
Riverside Community Bank	477	602	188	462
Arizona Bank & Trust	107	254	50	7
First Community Bank	468	588	1,037	992
Summit Bank & Trust	-	-	-	-
Allowance As a Percent of Total Loans
Dubuque Bank and Trust Company	1.24%	1.24%	1.22%	1.28%
New Mexico Bank & Trust	1.30	1.30	1.45	1.36
Wisconsin Community Bank	1.71	1.68	1.60	1.58
Rocky Mountain Bank	1.36	1.30	1.49	1.45
Galena State Bank and Trust Company	1.34	1.30	1.24	1.23
Riverside Community Bank	1.25	1.27	1.24	1.26
Arizona Bank & Trust	1.46	1.33	1.25	1.25
First Community Bank	1.31	1.45	1.49	1.43
Summit Bank & Trust	1.25	1.28	-	-

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